Exhibit 4.14
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN PORTIONS OF THIS AGREEMENT. CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.
Strictly Private and Confidential

To:	Sims Metal Management Limited ACN 114 838 630
Suite 1202
Level 12, 65 Berry Street
North Sydney NSW 2080

Attention:	Peter Ricketts

Date:	13 December 2009

Dear Sirs
AMENDED AND RESTATED MULTI OPTION FACILITY AGREEMENT — FEE LETTER
We refer to the document entitled “Multi Option Facility Agreement” dated 3 December 2003 between, amongst others, Sims Metal Management Limited ACN 114 838 630 (formerly Sims Group Limited) (Sims) and HSBC Bank Australia Limited ABN 48 006 434 162, as amended from time to time (Facility Agreement).
1.	Definitions and Interpretation

1.1	A term defined in clause 1.1 of the Facility Agreement has the same meaning when used in this fee letter unless stated otherwise in this fee letter.

1.2	Clause 1.2 of the Facility Agreement is incorporated into this fee letter as if set out in this fee letter in full and as if all references in that provision to “this Agreement” were to this fee letter.

1.3	The provisions of the Facility Agreement will apply to this fee letter.

1.4	This fee letter is a Transaction Document.

1.5	This fee letter is entered into in connection with the Cash Advance Facility, the Trade Facilities and the Bank Guarantee and Standby Letter of Credit Facility.

2.	Margin under Cash Advance Facility
The Margin referred to in section 1 of Schedule 1 of the Facility Agreement in relation to the Cash Advance Facility is based upon the following table;

Debt / EBITDA	Margin	Commitment Fee ([*] of Margin)
[*]	[*]	[*]
[*] Confidential Treatment Requested

3.	Fees
3.1	[*]

3.2	Commitment Fee
(a)	The Commitment Fee referred to in clause 10.5 of the Facility Agreement is [*] of the applicable margin per annum, as set out in 2 above.
3.3	Establishment Fee
(a)	The Establishment Fee referred to in section 1 of Schedule 3 of the Facility Agreement in relation to the Bank Guarantee and Standby Letter of Credit Facility is AUD100, effective on and from 1 May 2009.
3.4	Guarantee Fee
(a)	The Guarantee Fee referred to in section 1 of Schedule 3 of the Facility Agreement in relation to the Bank Guarantee and Standby Letter of Credit Facility is equal to the margin, as set out in 2 above, per annum.
3.5	Trade Facility Fees and Margins
Effective on and from 12 May 2009 the Margin referred to in section 1 of Schedule 2 and the import and export fees referred to in section 8 of Schedule 2 of the Facility Agreement in relation to the Trade Facilities are as follows:
Import Tariff:

LC Opening/Negotiation:	0.20% (min. USD65)

CILE:	0.05% (min. USD30)

Bankers Acceptance (under Usance LC):	0.05% per month (min. USD45)

Amendments (% of face value):	0.20% (min. USD45)

Reimbursement (borne by Bene wherever possible):	USD65 per negotiation

Bill Collection:	0.10% (min. USD65; max. USD125)

CIL:	LIBOR + 1.275%
[*] Confidential Treatment Requested

Export Tariff:

LC Advising:	USD20

LC Negotiation (Document Examination):	0.10% (min. USD65, max. USD250)

CILE:	0.05% (min. USD30)

Amendments:	USD25

Courier/SWIFT:	At cost

Bill Collection	0.10% (min USD65; max USD125)

Interest rate for gill discounting provided by HSBC (HK):	LIBOR + 1.275%*

Interest rate for Bill discounting provided by HSBC (Australia):	Calculated on a case by case basis

*	1.275% is charged as this is against a mixture of confirmed LC’s, discrepant documents under LC’s, and bills pending negotiation.
Confirmation Charges:
For HSBC (Australia) the confirmation charges shall be advised on a case by case basis and shall be assessed on an actual number of days elapsed basis.
For HSBC (HK) the Confirmation Charges shall be assessed on an actual number of days elapsed basis, and according to the following matrix:

	Moody’s A3	Moody’s A3-	Below
Country	(or better)	Baa	Moody’s Baa	Others
China	0.40% p.a.	0.65% p.a.	Case-by-Case	Case-by-Case
Indonesia	0.40% p.a.	0.65% p.a.	Case-by-Case	Case-by-Case
India	0.40% p.a.	0.65% p.a.	Case-by-Case	Case-by-Case
Malaysia	0.40% p.a.	0.65% p.a.	Case-by-Case	Case-by-Case
Thailand	0.40% p.a.	0.65% p.a.	Case-by-Case	Case-by-Case
Taiwan	Case-by-Case	Case-by-Case	Case-by-Case	Case-by-Case
[*] Confidential Treatment Requested

	Moody’s A3	Moody’s A3-	Below
Country	(or better)	Baa	Moody’s Baa	Others
Vietnam	Case-by-Case	Case-by-Case	Case-by-Case	Case-by-Case
Nepal	Case-by-Case	Case-by-Case	Case-by-Case	Case-by-Case
Bangladesh	Case-by-Case	Case-by-Case	Case-by-Case	Case-by-Case
Others	Case-by-Case	Case-by-Case	Case-by-Case	Case-by-Case
Confirmation charges may change from time to time, subject to significant market events/changes, and for this purpose shall be reviewed quarterly.
AUD Overdraft:
The AUD overdraft provided by HSBC (HK) is charged at 1% over HSBC (HK) applicable best lending rate.
Other Fees:
All other fees are in line with the standard tariffs as applicable from each Financier.
4.	Change in the Margin and/or Fees
The Margin or fees set out above will, if Sims returns a signed copy of this fee letter to the Financiers, apply with effect from the date of this fee letter unless otherwise specified above.
5.	Confidentiality
This fee letter must not be disclosed by Sims to any entity or person except as may be required by law or to Sims’ employees and legal and financial advisers who have a need to know the information and who are made aware of and agree to be bound by the confidentiality obligation under this paragraph.
6.	Counterparts
This fee letter may be signed in any number of counterparts, each of which shall be an original and which shall be taken together to constitute one agreement.
7.	Governing Law
This fee letter shall be governed by, and construed in accordance with, the laws of New South Wales,
Please confirm your agreement to the above by signing, dating and returning to us the enclosed copy of this fee letter.
[*] Confidential Treatment Requested

Yours faithfully

for and on behalf of HSBC Bank Australia Limited
Name: Greg Davey
Capacity: Relationship Manager
Date: 15 December 2007

for and on behalf of The Hongkong and Shanghai Banking Corporation Limited
Name:
Capacity:
Date:

for and on behalf of HSBC Bank PLC
Name:
Capacity:
Date:
[*] Confidential Treatment Requested

for and on behalf of HSBC Bank USA, National Association
Name:
Capacity:
Date:
[*] Confidential Treatment Requested

This fee letter may be signed in any number of counterparts, each of which shall be an original and which shall be taken together to constitute one agreement.
7.	Governing Law
This fee letter shall be governed by, and construed in accordance with, the laws of New South Wales.
Please confirm your agreement to the above by signing, dating and returning to us the enclosed copy of this fee letter.
Yours faithfully

for and on behalf of HSBC Bank Australia Limited
Name. Greg Davey
Capacity: Relationship Manager
Date: 30 October 2009

for and on behalf of The Hongkong and Shanghai Banking Corporation Limited
Name:
Capacity:
Date:

for and on behalf of HSBC Bank PLC
Name:
Capacity:
Date:
[*] Confidential Treatment Requested

for and on behalf of HSBC Bank USA, National Association
Name:
Capacity:
Date:
[*] Confidential Treatment Requested

This fee letter may be signed in any number of counterparts, each of which shall be an original and which shall be taken together to constitute one agreement.
7.	Governing Law
This fee letter shall be governed by, and construed in accordance with, the laws of New South Wales.
Please confirm your agreement to the above by signing, dating and returning to us the enclosed copy of this fee letter.
Yours faithfully

for and on behalf of HSBC Bank Australia Limited
Name. Greg Davey
Capacity: Relationship Manager
Date: 30 October 2009

for and on behalf of The Hongkong and Shanghai Banking Corporation Limited
Name:
Capacity:
Date:

for and on behalf of HSBC Bank PLC
Name:
Capacity:
Date:
[*] Confidential Treatment Requested

for and on behalf of HSBC Bank USA, National Association
Name:
Capacity:
Date:
[*] Confidential Treatment Requested

This fee letter may be signed in any number of counterparts, each of which shall be an original and which shall be taken together to constitute one agreement.
7.	Governing Law
This fee letter shall be governed by, and construed in accordance with, the laws of New South Wales.
Please confirm your agreement to the above by signing, dating and returning to us the enclosed copy of this fee letter.
Yours faithfully

for and on behalf of HSBC Bank Australia Limited
Name. Greg Davey
Capacity: Relationship Manager
Date: 30 October 2009

for and on behalf of The Hongkong and Shanghai Banking Corporation Limited
Name:
Capacity:
Date:

for and on behalf of HSBC Bank PLC
Name:
Capacity:
Date:
[*] Confidential Treatment Requested

for and on behalf of HSBC Bank USA, National Association
Name:
Capacity:
Date:
[*] Confidential Treatment Requested

To:	HSBC Bank Australia Limited

HSBC Bank PLC

HSBC Bank USA, National Association

The Hongkong and Shanghai Banking Corporation Limited
We hereby confirm and agree to the terms of this fee letter as set out above.

For and on behalf of Sims Metal Management Limited ACN 114 838 630
Name:
Capacity:
Date:
[*] Confidential Treatment Requested